CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Annual Report on Form 1-K of our report dated April 20, 2021, relating to the consolidated financial statements of Flora Growth Corp., which are part of this Annual Report.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants

April 28, 2021